EX-28.i

Stradley Ronon Stevens & Young, LLP 2000 K Street, NW, Suite 700
Washington, DC 20006
Telephone 202.822.9611
Fax 202.822.0140 www.stradley.com

February 18, 2022

Nationwide Mutual Funds

One Nationwide Plaza

Mail Code 05-02-210

Columbus, OH 43215

Subject:

Nationwide Mutual Funds, a Delaware statutory trust (the “Trust”) - Post-Effective Amendment No. 277, Amendment No. 286 to Registration Statement on Form N-1A, to be filed under the Securities Act of 1933 and the Investment Company Act of 1940, each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the series of the Trust identified in Exhibit A (each a “Fund and, collectively, the “Funds”).

In connection with this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007, January 14, 2011, and June 21, 2018; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust, amended and restated as of June 17, 2009 (“Declaration of Trust”); (iii) the Trust’s Third Amended and Restated Bylaws, amended and restated as of August 28, 2020; (iv) a Good Standing Certificate, dated February 18, 2022, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act of 1940, as amended (the “1940 Act”). You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the 1940 Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

A Pennsylvania Limited Liability Partnership

Nationwide Mutual Funds

February 18, 2022

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the series of the Trust have been duly authorized, and when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in this Post-Effective Amendment, and subject to compliance with Rule 24f-2, will be validly issued, fully-paid, and non-assessable shares, and the holders of such shares will have all of the rights provided for with respect to such holdings by the Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ Jessica D. Burt
Jessica D. Burt, a Partner

A Pennsylvania Limited Liability Partnership

Nationwide Mutual Funds

February 18, 2022

Exhibit A

Nationwide AllianzGI International Growth Fund

Nationwide American Century Small Cap Income Fund

Nationwide Amundi Global High Yield Fund

Nationwide Amundi Strategic Income Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide BNY Mellon Core Plus Bond ESG Fund (formerly, Nationwide Core Plus Bond Fund)

Nationwide BNY Mellon Disciplined Value Fund (formerly, Nationwide Mellon Disciplined Value Fund)

Nationwide BNY Mellon Dynamic U.S. Core Fund (formerly, Nationwide Mellon Dynamic U.S. Core Fund)

Nationwide Bond Fund

Nationwide Bond Index Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination Retirement Fund

Nationwide Diamond Hill Large Cap Concentrated Fund

Nationwide Emerging Markets Debt Fund

Nationwide Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Government Money Market Fund

Nationwide GQG US Quality Equity Fund

Nationwide Inflation-Protected Securities Fund

Nationwide International Index Fund

Nationwide International Small Cap Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Loomis Core Bond Fund

Nationwide Loomis Short Term Bond Fund

Nationwide Mid Cap Market Index Fund

Nationwide NYSE Arca Tech 100 Index Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Small Company Growth Fund

Nationwide WCM Focused Small Cap Fund

A Pennsylvania Limited Liability Partnership